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        EXHIBIT 4   RESOLUTION TO AMEND THE FIRST BANCORP OF INDIANA, INC.
                             1999 STOCK-BASED INCENTIVE PLAN






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                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                                       OF
                         FIRST BANCORP OF INDIANA, INC.


        WHEREAS, it is necessary for First Bancorp of Indiana, Inc. (the "Company") to hold its 2001 Annual Meeting of Stockholders (the "Annual Meeting") for the election of directors and for the transaction of other business; and

     WHEREAS, in connection therewith and in accordance with Article II, Section 2 of the Bylaws, it is necessary for the Board of Directors to conduct the annual meeting on the third Thursday of October at 10:00 a.m., if not a legal holiday, and if a legal holiday, then on the next day following such day which is not a legal holiday, or at such other date and time as the Board may determine and specify in the notice of the meeting; and

     WHEREAS, in accordance with Article II, Section 6 of the Bylaws, it is necessary for the Board of Directors to determine the record date for those stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders;

     THEREFORE, BE IT RESOLVED, that the Annual Meeting of Stockholders of the Company shall be held on November 8, 2001 at the North Side office of First Federal Savings Bank at 4451 N. First Avenue, Evansville, Indiana, at 10:00 a.m.; and

     BE IT FURTHER RESOLVED, that September 13, 2001,(which is not less than 10 or more than 70 days prior to the date of said meeting) is hereby fixed as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, and in such case no stockholders except those who are stockholders of record on such date shall be entitled to notice of, or to vote at, such meeting, notwithstanding any stock on the books of the Company or otherwise after such record date.

                                *    *    *    *

        WHEREAS, in accordance with Article II, Section 4 of the Bylaws, it is necessary for the Board of Directors to appoint a person to conduct the business of said Annual Meeting;

        BE IT RESOLVED, that the Board of Directors appoints Harold Duncan as Chairman of the Annual Meeting to conduct said Annual Meeting in accordance with its Certificate of Incorporation and Bylaws.

                                *    *    *    *

        WHEREAS, in accordance with Article II, Section 11 of the Bylaws, it is necessary for the Board of Directors, in advance of any meeting of stockholders, to appoint a person or persons as Inspector(s) of Election to act at said Annual Meeting and make a written report thereof, or any adjournment;




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        THEREFORE, BE IT RESOLVED, that the Board of Directors appoints Ruthanne
Orth Company as the Inspector of Election for said Annual Meeting and make a written report thereof.

                                *    *    *    *

        WHEREAS, the Board of Directors recognizes that it is necessary that a quorum be present at said Annual Meeting; and believes it is in the best interest of stockholders to have as many stockholders as possible present in person or by proxy at the said Annual Meeting;

        WHEREAS, in order to have sufficient stockholders present at the Meeting it is necessary for the Company to solicit proxies for its Annual Meeting; and

        WHEREAS, the Company's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, and the solicitation of proxies is governed by Section 14 of such Act;

        THEREFORE, BE IT RESOLVED, that the appropriate officers of the Company be and hereby are directed to have prepared and distributed to stockholders an annual report to stockholders for the fiscal year ended June 30, 2001, prepared in compliance with said Section 14 and the rules and regulations promulgated thereunder, and a proxy statement.

                                *    *    *    *

        WHEREAS, in connection with the Annual Meeting of Stockholders, it is necessary for a representative(s) to act as proxy on behalf of stockholders whose proxies are solicited;

        BE IT RESOLVED, that the Board of Directors of the Company are hereby established as the Proxy Committee to act as proxies for stockholders solicited by the Board of Directors for the Meeting of Stockholders of the Company to be held on November 8, 2001 and to vote at such Annual Meeting the shares of stock held by such stockholders in the manner indicated on the form of proxy by each stockholder and, if the manner of voting is not specified, to vote for all the proposals and all candidates for director presented to stockholders by the Board of Directors on behalf of all shares represented by forms of proxies which are validly and legally executed.

                                *    *    *    *

        WHEREAS, it is necessary for the Company to have the election of directors at its 2001 Annual Meeting; and

        WHEREAS,  the Company's Board of Directors is presently  composed of six
(6) members elected for terms of three years, approximately one-third of whom stand for election each year; and

        WHEREAS, two (2) directors will be elected at the Annual Meeting to serve for a three-year period or until their successors shall have been elected and qualified; and



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        BE IT RESOLVED, in accordance with Article II, Section 12 of the Bylaws, that the following persons nominated by the Board of Directors are hereby declared to be nominees of the Board:

                                Herbert V. Dassel
                                Jerome A. Ziemer

                                *    *    *    *

        WHEREAS, the Board of Directors of First Bancorp of Indiana, Inc. (the "Company") approved the First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan (the "Option Plan"), which provides for the grant of Incentive Stock Options and Non-Qualified Options; effective January 1, 1999; and

        WHEREAS, the Option Plan was subsequently approved by the stockholders of the Company on November 10, 1999; and

        WHEREAS, the Board of Directors of the Company desires to amend the number of shares of stock reserved under the Option Plan for the issuance of Stock Options; and

        WHEREAS, pursuant to the Securities Act of 1933, as amended, the Company is required to register shares of the Company's common stock reserved for issuance in the form of Stock Options with the Securities and Exchange Commission ("SEC").

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors approves the amendment of the Option Plan to increase the number of shares of stock reserved for the issuance of Stock Options by 50,000 shares; and

        BE IT FURTHER RESOLVED, that the Board of Directors hereby recommends that the stockholders ratify this amendment to the Option Plan at the Annual Meeting of Stockholders; and

        BE IT FURTHER RESOLVED, that, upon approval of the Option Plan by the Company's stockholders, 50,000 shares of authorized but unissued common stock or treasury shares will be reserved for issuance upon the exercise of stock options awarded under the Option Plan (as adjusted for any change in the number of outstanding shares of common stock resulting from stock splits, reverse stock splits or stock dividends occurring after the date hereof); and

        BE IT FURTHER RESOLVED, that, following approval of the Option Plan by the stockholders of the Company, the officers of the Company, and each of them, are authorized, for and on behalf of the Company, to prepare a Registration Statement on Form S-8, or other applicable form, for the registration under the Securities Act of 1933, as amended, of 50,000 additional shares of common stock reserved for issuance under the Option Plan, with such changes in and additions and amendments to such Registration Statement, as originally filed, including post-effective amendments thereto, as are deemed to be necessary or advisable.



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                                *    *    *    *

        WHEREAS, it is necessary for the Board to appoint independent accountants for the fiscal year ending June 30, 2002 and it is appropriate to submit that appointment to stockholders for ratification at the Annual Meeting; and

        WHEREAS, in June 2001, Olive LLP merged with and into BKD LLP with BKD LLP as the surviving entity.

        BE IT RESOLVED, that the Board of Directors appoints BKD LLP as the Company's independent accountants for the fiscal year ending June 30, 2002, and directs that its appointment be presented to stockholders for ratification at the Annual Meeting.

                                *    *    *    *

        WHEREAS,   in   connection   with  said  Annual   Meeting,   it  is  the
responsibility of the Board of Directors to set the agenda for the Meeting;

        THEREFORE, BE IT RESOLVED, that the Board of Directors sets the following agenda for said Annual Meeting:


                                    (AGENDA)

        I.     The election of directors of the nominees identified previously;

        II. To approve the amendment to the First Bancorp of Indiana, Inc. Amended and Restated 1999 Stock-Based Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 50,000;

        III. The ratification of the Board of Directors' appointment of BKD LLP as the Company's independent accountants for the fiscal year end June 30, 2002; and

        IV.    Such other matters as may properly come before the Annual
               Meeting.



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